Exhibit 32

Written Statement of the Chief Executive Officer and the Chief Financial Officer

Pursuant to 18 U.S.C. §1350

Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Superior Group of Companies, Inc. (the “Company”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the period ended March 31, 2022 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael Benstock

Michael Benstock

Chief Executive Officer

(Principal Executive Officer)

Date: May 4, 2022

/s/ Andrew D. Demott, Jr.

Andrew D. Demott, Jr.

Chief Operating Officer and Chief Financial Officer

(Principal Financial Officer)

Date: May 4, 2022